                                                                     EXHIBIT 4.1


                           MERCURY GENERAL CORPORATION


                              OFFICERS' CERTIFICATE


                           DATED AS OF AUGUST 2, 2001


                             ----------------------


               SETTING FORTH TERMS OF A SERIES OF DEBT SECURITIES


                           7.25% SENIOR NOTES DUE 2011

                             ----------------------


                            PURSUANT TO THE INDENTURE
                            DATED AS OF JUNE 1, 2001

                              OFFICERS' CERTIFICATE

               The undersigned, the Chairman of the Board, President and Chief Executive Officer and the Vice President and Chief Financial Officer of Mercury General Corporation, a California corporation (the "Company"), hereby certify as provided below pursuant to Section 301 of the Indenture, dated as of June 1, 2001 (the "Indenture"), between the Company and Bank One Trust Company, National Association (the "Trustee"). This Officers' Certificate is delivered, pursuant to authority granted to the undersigned by the resolutions adopted on April 27, 2001 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

               1. The Board of Directors of the Company has authorized the creation by the Company of one or more series of Securities under the Indenture through one or more Officers' Certificates and, pursuant to such authorization and in accordance with the Indenture, this Officers' Certificate is being delivered to the Trustee to establish the terms of a series of Securities as set forth therein.

               2. The title of the Securities shall be "7.25% Senior Notes due 2011" (herein called the "Notes").

               3. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to U.S. $125,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes as provided in Sections 304, 305, 306, 906, or 1106 of the Indenture, upon surrender in part of any registered Security for conversion into other securities of the Company or exchange for securities of another issuer pursuant to its terms, or pursuant to or as contemplated by the terms of such Notes. Notwithstanding the foregoing limitation on aggregate principal amount of the Notes, the Company may, without the consent of the Holders, issue additional Notes and thereby increase the principal amount of the Notes in the future, on the same terms and conditions and with the same CUSIP number as the Notes offered pursuant to this Officers' Certificate.

               4. The Notes shall be issuable as registered Securities and shall not be exchangeable for bearer Securities.

               5. Subject to earlier redemption at the option of the Company, the principal of the Notes shall be payable in U.S. dollars on August 15, 2011.

               6. The Notes shall bear interest at the rate of 7.25% per annum; such interest shall accrue from August 7, 2001 (or from the most recent Interest Payment Date to which interest on the Notes has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be February 15 and August 15 in each year, commencing February 15, 2002; the Regular Record Dates for the determination of Holders to whom



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interest is payable shall be the February 1 and August 1 next preceding each
Interest Payment Date. Interest on the Notes shall be payable in U.S. dollars.

               7. Pursuant to the Indenture, the Trustee has been appointed as the Security Registrar for the Notes. The Trustee is hereby further appointed as the initial Paying Agent and transfer agent of the Notes. The principal of and interest on the Notes shall be payable at the office of the Paying Agent, which shall initially be located in Chicago, Illinois.

               8. The Notes shall be redeemable at any time in whole, or from time to time in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date, and
(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on the Redemption Date (not including any portion of any interest payments accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate, as determined by the Reference Treasury Dealer, plus 25 basis points plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date; provided, however, that installments of interest on the Notes due on an Interest Payment Date which occurs on or before any Redemption Date shall be payable to the Holders of such Notes who were registered Holders as of the close of business on the Record Date immediately preceding such Interest Payment Date. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Company will give notice of any redemption at least 30 but not more than 90 days before the Redemption Date to each registered Holder.

               9. The Company will not, and will not permit any Subsidiary of the Company to, at any time, directly or indirectly, create, assume, incur or permit to exist any Indebtedness secured by a pledge, lien or other encumbrance (any pledge, lien or other encumbrance being hereinafter referred to as a "lien") on the Common Stock of any Designated Subsidiary without making effective provision whereby the Notes then Outstanding (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated or required, to provide such security) shall be equally and ratably secured with such secured Indebtedness so long as such other Indebtedness shall be secured.

               If the Company shall be required to secure the Notes equally and ratably with any other Indebtedness pursuant to this Officers' Certificate, (i) the Company will promptly deliver to the Trustee an Officers' Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, the foregoing covenant has been complied with and that any instruments executed by the Company or any Subsidiary of the Company in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holder of the Notes so secured.



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               10. So long as any Notes are Outstanding and except in any transaction otherwise permitted by the Indenture, the Company will not issue, sell, transfer or otherwise dispose of (except to the Company, a Subsidiary, which agrees in writing to hold such transferred shares subject to the terms of this Officers' Certificate, or director's qualifying shares), and it will not permit any Designated Subsidiary to issue, sell, transfer or otherwise dispose of (except to the Company, a Subsidiary, which agrees in writing to hold such transferred shares subject to the terms of this Officers' Certificate, or director's qualifying shares), any shares of Common Stock of a Designated Subsidiary (other than preferred stock having no voting rights of any kind, except as required by law or in the event of non-payment of dividends) in each case, if, after giving effect to any such transaction, the Company or such Designated Subsidiary, as applicable, would own, directly or indirectly, less than 80% of the shares of the Designated Subsidiary, unless, in each case, the Common Stock of such Designated Subsidiary shall be issued, sold, transferred or otherwise disposed of for a consideration consisting of cash or other property, which, in the opinion of the Board of Directors of the Company pursuant to a board resolution adopted in good faith, is at least equal to the fair value thereof. Notwithstanding the foregoing, there is no prohibition on the issuance or disposition of securities if required by any law or any regulation or order of any court or governmental or insurance regulatory authority.

               11. The terms defined below shall, for all purposes of the Notes under the Indenture and this Officers' Certificate, have the meanings specified below, unless the context clearly otherwise requires or unless otherwise indicated:

               "Common Stock" means, with respect to any Designated Subsidiary, capital stock of any class or classes, however designated, except capital stock that is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights, only in the case of certain contingencies, to elect less than a majority of the directors of such Designated Subsidiary, and shall include capital stock of any class or classes, however designated, which are convertible into such common stock.

               "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

               "Comparable Treasury Price" means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.



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               "Designated Subsidiary" means any present or future consolidated
Subsidiary of the Company, the consolidated shareholders' equity of which constitutes at least 10% of the consolidated shareholders' equity of the Company.

               "Indebtedness" means, with respect to any Person, for purposes of paragraph number 9 hereof:

               - the principal of, and any premium and interest on, whether outstanding on the date hereof or hereafter created, incurred or assumed, which is (a) indebtedness of the Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that Person is responsible or liable;

               - all capitalized lease obligations of that Person;

               - all obligations of that Person issued or assumed as the deferred purchase price of property, assets or businesses (except that the deferred purchase price shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

               - all obligations of that Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than obligations with respect to some letters of credit securing obligations entered into in the ordinary course of business;

               - all guarantees of that Person of obligations of the type referred to above or dividends of other persons;

               - all obligations of the type referred to above of third parties secured by any lien on the Common Stock of our Designated Subsidiaries, the amount of this obligation being deemed to be the lesser of the value of the Common Stock of our Designated Subsidiaries or the amount of the obligation so secured; and

               - any amendments, modifications, refundings, renewals or extensions or any indebtedness or obligation described above.

               "Reference Treasury Dealer" means (a) Banc of America Securities LLC (or its affiliates which are Primary Treasury Dealers) and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasure Dealer"), another Primary Treasury Dealer may be substituted therefor by the Company; and
(B) any other Primary Treasury Dealer(s) selected by the Company.

               "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference



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Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

               "Subsidiary" means any entity of which more than 50% of the interests entitled to vote in the election of directors, trustees or managers is owned or controlled, directly or indirectly, by any combination of the Company and its Subsidiaries.

               "Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

               12. The Notes shall not be subject to any sinking fund and shall not be repurchasable at the option of any Holder.

               13. The Notes shall not be convertible into other securities of the Company or exchangeable for securities of another issuer.

               14. Defeasance and covenant defeasance under Section 1302 and
Section 1303 of the Indenture shall be applicable to the Notes.

               15. The Notes shall not be issuable upon the exercise of warrants.

               16. The Notes shall initially be issued in whole in the form of one or more permanent Global Securities. The Depository Trust Company, a clearing agency registered under the Securities Exchange Act of 1934, as amended ("DTC"), shall initially serve as the depositary for such Global Security or Securities. For so long as DTC shall be the depositary, all Notes shall be registered in its name or in the name of a nominee thereof. While the Notes are evidenced by one or more Global Securities, the depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or obligation to the depositary's participants or the beneficial owners for whom they act with respect to their receipt from the depositary of payments on the Notes or notices given under the Indenture. The Global Security or Securities provided for hereunder shall bear such legend or legends as may be required from time to time by the depositary.

               17. Except as hereinafter described, Notes in definitive form will not be issued. Notwithstanding the foregoing, in the event the Company decides to discontinue the use of Global Securities, any Event of Default has occurred and is continuing or if DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in certificated form to owners of "book-entry" ownership interests in exchange for the Notes held by DTC or its nominee, as the case may be. In such instance, an owner of a "book-entry" ownership interest will be entitled to physical delivery of certificates equal in principal amount to such "book-entry" ownership interest and to have such certificates registered in its name.



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Individual certificates so issued will be issued in denominations of $1,000 or any multiple thereof.

               18. Additional terms regarding the Notes are as set forth in the form of the Notes set forth below.

               19. The form of the Notes shall be substantially as follows:



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               THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
               INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.


                      Form of 7.25% Senior Notes due 2011

No.                                                            $_______________

                           MERCURY GENERAL CORPORATION
                           7.25% Senior Notes due 2011

                             CUSIP No.: 589400 AA 8


MERCURY GENERAL CORPORATION
promises to pay to CEDE & CO. (or registered assigns)

the principal  sum of_________________________________________________
on August 15, 2011

Interest Payment Dates: February 15 and August 15
Regular Record Dates:   February 1 and August 1



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

                           MERCURY GENERAL CORPORATION
                           7.25% SENIOR NOTE DUE 2011


        INTEREST. Mercury General Corporation, a California corporation (the "Company"), promises to pay interest on the principal amount of this Security (as defined herein) at the rate per annum shown above. The Company shall pay interest semi-annually on February 15 and August 15 of each year, commencing February 15, 2002. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 7, 2001. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        METHOD OF PAYMENT. The Company shall pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the Regular Record Date for the next Interest Payment Date, except as otherwise provided in the Indenture. Holder must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payments of public and private debts. The Company may pay principal and interest by check payable in such money. The Company may mail an interest check to a Holder's registered address.

        SECURITIES AGENTS. Initially, Bank One Trust Company, National Association, shall act as Paying Agent, transfer agent and Security Registrar. The Company may change any Paying Agent, transfer agent or Security Registrar without notice. The Company or any Affiliate of the Company may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

        INDENTURE. The Company issued the securities of this series (individually a "Security" and collectively, the "Securities") under an Indenture, dated as of June 1, 2001 (the "Indenture"), between the Company and Bank One Trust Company, National Association (the "Trustee"), as supplemented by the Officers' Certificate, dated as of August 2, 2001 (the "Officers' Certificate"), the terms of the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Holders are referred to the Indenture, the above-referenced Officer's Certificate and such act for a statement of such terms. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Indenture or the Officers' Certificate.

        MATURITY. The principal on the Securities shall be payable on August 15, 2011.

        REDEMPTION PRIOR TO MATURITY. The Securities shall be redeemable at any time in whole or from time to time in part at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities being redeemed on Redemption Date, and or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed on the Redemption Date (not including any potion of any interest payments accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate, as determined by the Reference Treasury Dealer, plus 25 basis points plus, in each case, accrued and unpaid interest on the Securities to the Redemption Date; provided, however, that installments of interest on Securities due on an Interest Payment Date which occurs on or before any Redemption Date shall be payable to the Holders of such Securities who were registered Holders as of the close of business on the Record Date immediately preceding such Interest Payment Date. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Company shall give notice of any redemption of any Securities to Holders of the Securities to be redeemed at the addresses of such



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Holders, as shown in the Security Register, not more than 90 nor less than 30 days prior to the Redemption Date. The notice of redemption will specify, among other items, the Redemption Price and the aggregate principal amount of the Securities to be redeemed. If less than all of the Outstanding Securities are to be redeemed, then the Trustee shall select the Securities to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot, pro rata or by another method the Trustee considers fair and appropriate. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. The Indenture contains additional provisions with respect to any redemption of the Securities.

        DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The transfer agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.

        PERSONS DEEMED OWNERS. The registered holder of a Security may be treated as its owner for all purposes.

        AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the Holders of not less than a majority in principal amount of the series.

        Without the consent of any Holder, the Indenture or the Securities may be amended to, among other things, cure any ambiguity or correct any omission, defect or inconsistency; to provide for assumption of Company obligations to Holders; or to make any change that does not materially adversely affect the interests of any Holders of Securities then Outstanding.

        LIMITATIONS ON DEBT. The Securities are unsecured general obligations of the Company limited to $125,000,000 principal amount; provided, however, that the Securities may be reopened for issuances of additional Securities in accordance with the Indenture. The Indenture does not limit other unsecured debt.

        SUCCESSORS. When a successor assumes all of the obligations of the Company under the Securities and the Indenture, the Company shall be released from those obligations.

        DEFEASANCE PRIOR TO MATURITY. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee U.S. dollars or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity.

        DEFAULTS AND REMEDIES. An Event of Default includes: default for 30 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company in the performance of any of its other agreements applicable to the Securities that continues for 90 days after the Company has been given notice of such default; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less



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than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately.

        Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it in good faith determines that withholding such notice is in their best interests.

        TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

        NO RECOURSE AGAINST OTHERS. Any incorporator, director or officer, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

        AUTHENTICATION. This Security shall not be valid until authenticated by a manual signature of the Trustee.

        ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gift to Minors Act) and U/T/M/A (=Uniform Transfers to Minors Act).

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Officer's Certificate, dated August 2, 2001, which contain the text of this Security. Requests may be made to:
Corporate Secretary, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.

        All terms used in this Security, which are defined in the Indenture or the Officers' Certificate, shall have the meanings assigned to them in the Indenture or the Officers' Certificate.

        Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        The Indenture and the Securities issued thereunder shall be governed by and construed in accordance with the laws of the State of New York.



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               IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated as of the date of Authentication:        MERCURY GENERAL CORPORATION


                                               By
                                                 -------------------------------


                                               By
                                                 -------------------------------



Bank One Trust Company, N.A.,
As Trustee



By:
   ---------------------------
      Authorized Signatory



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                            [FORM OF ASSIGNMENT FORM]

                                 ASSIGNMENT FORM

        To assign this Security, fill in the form below:

        I or we assign and transfer this Security to____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

(Insert assignee's social security or tax I.D. no.)

and irrevocably appoint____________________________________________as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:_______________, 20___                Your signature:______________________

                                                          ______________________


        (Sign exactly as your name appears on the face of this Security)


Signature Guaranteed:


______________________




                                      * * *


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
               IN WITNESS WHEREOF, we have set our hands as of the day and year first above written.



Dated:                                      MERCURY GENERAL CORPORATION




                                            By:   /s/ George Joseph
                                               ---------------------------------
                                                  Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer


                                            By:  /s/ Gabriel Tirador
                                               ---------------------------------
                                                 Vice President and Chief
                                                 Financial Officer